EXHIBIT 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of May ___, 2017, by and among MEDITE Cancer Diagnostics, Inc., a Delaware corporation, with headquarters located at 4203 SW 34th Street, Orlando, Florida 32811 (the “Company”), and each buyer identified on Schedule I of the Purchase Agreement (defined below), as the same may be updated from time to time in accordance with this Purchase Agreement (which buyer, including its successors and assigns, a “Buyer” and collectively, the “Buyers”).  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement.

RECITALS

WHEREAS, the Parties have entered into that certain Amended and Restated Securities Purchase Agreement whereby the Company intends to conduct a private placement of its common stock, par value $0.001, at a per share price of $0.50, in accordance with Rule 506 of Regulation D of the Securities Act of 1933, with a Maximum Offering Amount of $4,250,000 (as the same may from time to time be amended, modified, supplemented, or restated, the “Purchase Agreement”); and

WHEREAS, in accordance with Section 8(e) of the Purchase Agreement, the Parties have agreed to amend the Purchase Agreement pursuant to this Amendment, as set forth herein.

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Party agrees to amend the Purchase Agreement as follows:

1.
Amendment to Authorized Warrants. The amount of Warrants authorized to be issued pursuant to the Purchase Agreement is hereby increased from 2, 125,000 to up to 4,661,915.

2.
Amendment to Disclosure Schedule.

3.
Binding. The provisions of this Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

4.
Effectiveness; Effective Date. Except to the extent specifically set forth herein, all other terms and provisions of the Purchase Agreement shall remain in full force and effect without change. This Amendment shall be effective as of the date first set forth above.

5.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of law provisions thereof.

6.
Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“COMPANY”

MEDITE CANCER DIAGNOSTICS, INC.

By: ______________________________________
       David Patterson, Chief Executive Officer

“BUYER”

__________________________________________

EXHIBIT “A”

Disclosure Schedule 3(c)